EXHIBIT 10.2

RESOLUTION OF SHAREHOLDERS

BY WRITTEN CONSENT

OF

UMEWORLD LIMITED (BVI)

The undersigned, being shareholders of UMeWorld Limited, a company incorporated under the laws of the British Virgin Islands (the “Company”), holding a majority of the voting rights of the Company, pursuant to the BVI Business Companies Act, 2004 (as amended), hereby adopt the following resolutions by written consent without a meeting:

Recitals

WHEREAS, the Company has 114,785,005 shares issued and outstanding; and

WHEREAS, the undersigned shareholders collectively hold 73,346,365 shares, representing a majority of the voting rights of the Company; and

WHEREAS, the Company has agreed to enter into a Share Exchange Agreement with UMeWorld, Inc., a Delaware corporation (the “Delaware Company”), pursuant to which all of the issued and outstanding shares of the Company will be exchanged for common shares of the Delaware Company, and the Company will become a wholly-owned subsidiary of the Delaware Company.

Approval of Share Exchange Agreement

RESOLVED, that the Share Exchange Agreement between the Company and the Delaware Company, substantially in the form presented to the shareholders, be and is hereby approved, and any director or officer of the Company be and is hereby authorized to execute and deliver such agreement on behalf of the Company.

Approval of Exchange of Shares

RESOLVED, that upon execution of the Share Exchange Agreement, all of the issued and outstanding shares of the Company shall be transferred to the Delaware Company in exchange for shares of common stock of the Delaware Company.

Directors and Officers

RESOLVED, that upon completion of the Share Exchange Agreement, the persons serving as directors and officers of the Company shall be appointed as the directors and officers, respectively, of UMeWorld, Inc., a Delaware corporation, and shall continue to serve until their successors are duly elected or appointed in accordance with applicable law and the governing documents of such corporation.

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General Authorization

RESOLVED, that any director or officer of the Company be and is hereby authorized to do all such acts and things, to execute and deliver all such documents, and to make all such filings as may be necessary or desirable to carry out the intent of these resolutions.

These resolutions may be executed in counterparts and shall be deemed effective as of September 18, 2025, upon approval by shareholders holding a majority of the voting rights of the Company.

By:	/s/ Chu Yee Wan

Name: Vago International Limited

Shares Held: 56,066,020

% of Total: 48.84

By:	/s/ First Scion Investments Limited

Name: First Scion Investments Limited

Shares Held: 10,656,642

% of Total: 9.28

By:	/s/ Michael Lee

Name: Michael Lee

Shares Held: 6,623,703

% of Total: 5.77

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